INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer Trinity Value Fund:

We consent to the use in this Registration Statement of Oppenheimer Trinity Value Fund on Form N-1A of our report dated August 21, 2000, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to our firm under the headings "Financial Highlights" appearing in the Prospectus, which is also part of such Registration Statement, and "Independent Auditors" appearing in the Statement of Additional Information.



/s/ KPMG LLP

KPMG LLP

Denver, Colorado
December 22, 2000